UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 3, 2003 Date of Report (Date of earliest event reported)

ROYAL GOLD, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-5664	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO		80202-1132
(Address of principal executive offices)		(Zip Code)

303-573-1660 (Registrant's telephone number, including area code)

Item 5.	Other Event

On September 3, 2003, the Company issued a news release announcing that Royal Gold appointed a new Treasurer and Chief Accounting Officer. A copy of the news release is attached hereto as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

	By:	/s/ Karen Gross
	Name:	Karen Gross
	Title:	Vice President & Corporate Secretary

Dated: September 3, 2003
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INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated September 3, 2003, "Royal Gold Appoints New Treasurer and Chief Accounting Officer."
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Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION CONTACT:

Stanley Dempsey, Chairman and CEO Karen Gross, Vice President & Corporate Secretary (303) 573-1660

ROYAL GOLD APPOINTS NEW TREASURER AND CHIEF ACCOUNTING OFFICER

DENVER, COLORADO. SEPTEMBER 3, 2003: ROYAL GOLD, INC. (NASDAQ:RGLD; TSX:RGL) today announced that John Skadow has resigned as Vice President and Chief Financial Officer of the Company. "Mr. Skadow has been a great asset to our management team and we regret his decision to leave. We wish him well in his future pursuits," said Stanley Dempsey, Chairman and CEO.

Stefan L. Wenger, Controller for the Company, has been elected as Treasurer and Chief Accounting Officer. Prior to joining the Company, Wenger, a CPA, was an Audit and Business Advisory Services Manager for PricewaterhouseCoopers, in Denver. Mr. Wenger has experience in audit and business advisory services to the mining, oil and gas, manufacturing and communications industries. Wenger has a bachelor's degree in business administration from Colorado State University with an emphasis in accounting and a minor in economics. He is a member of the Colorado Society of Certified Public Accountants, the American Institute of Certified Public Accountants and the Colorado Mining Association.

Royal Gold is a precious metals royalty company engaging in the acquisition and management of precious metals royalty interests. Royal Gold is publicly traded on the NASDAQ National Market System, under the symbol "RGLD" and on the Toronto Stock Exchange, under the symbol "RGL." The Company's web page is located at www.royalgold.com.

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